OREGON STEEL MILLS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   TO BE HELD
                                   MAY 1, 2003
                             9:30 A.M. PACIFIC TIME

TO THE STOCKHOLDERS:

You are invited to attend the Annual Meeting of Stockholders of Oregon Steel Mills, Inc. (the "Corporation") to be held at the Double Tree Hotel, Jantzen Beach Complex, 909 N. Hayden Island Drive, Portland, OR 97217, on Thursday, May 1, 2003, at 9:30 a.m. Pacific Time.

     The meeting is being held for the following purposes:

     1. To elect three Class C directors;

     2. To approve an amendment to the Corporation's Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock from 30,000,000 to 45,000,000 shares; and

     3. To consider and transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on March 10, 2003, are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote at the meeting is available for inspection at the offices of the Corporation.

     Admission to the meeting will be by Admission Ticket only. If you are a stockholder of record or an ESOP participant and plan to attend the Annual Meeting, please keep your Admission Ticket, which is enclosed, and present the ticket for admission to the meeting. If you are a stockholder whose shares are not registered in your own name and you plan to attend the meeting, please bring a copy of the voting form sent to you by the stockholder of record (your broker, bank, etc.) or other evidence of stock ownership.


                                            By Order of the Board of Directors,


                                            Jennifer R. Murray
                                            SECRETARY
March 25, 2003
Portland, Oregon


YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. YOUR PROMPT RESPONSE COULD SAVE THE CORPORATION THE EXPENSE OF A FOLLOW-UP MAILING.

                            OREGON STEEL MILLS, INC.
                               1000 S.W. BROADWAY
                                   SUITE 2200
                             PORTLAND, OREGON 97205
                                 (503) 223-9228
                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Oregon Steel Mills, Inc. (the "Corporation") to be voted at the Annual Meeting of Stockholders to be held at the Double Tree Hotel, Jantzen Beach Complex, 909 N. Hayden Island Drive, Portland, OR 97217, on Thursday, May 1, 2003, at 9:30 a.m. Pacific Time, and any adjournments thereof.

     Only stockholders of record at the close of business on March 10, 2003 are entitled to notice of, and to vote at, the meeting. At the close of business on that date, the Corporation had 25,789,854 shares of Common Stock, $0.01 par value per share ("Common Stock"), outstanding. Holders of Common Stock are entitled to one vote for each share of Common Stock held. There are no cumulative voting rights.

     When a proxy in the form accompanying this proxy statement is properly executed and returned, the shares represented will be voted at the meeting in accordance with the instructions specified in the proxy. If no instructions are specified, the shares will be voted FOR Proposal 1 and Proposal 2 in the accompanying Notice of Annual Meeting of Stockholders, and such votes will be counted toward determining a quorum. Shares held of record by the Trustees of the Corporation's Employee Stock Ownership Plan Trust (the "ESOP") will be voted by the Trustees in accordance with instructions received from ESOP participants or, if no such instructions are received, the Trustees shall vote or take other action as they deem appropriate. Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. A stockholder may revoke a proxy by (i) written notice of such revocation to the Secretary of the Corporation at the above address; (ii) a later-dated proxy received by the Corporation; or (iii) attending the meeting and voting in person. Attendance at the meeting will not by itself revoke a proxy.

     Each share of Common Stock outstanding on the record date is entitled to one vote per share at the Annual Meeting of Stockholders. Shares of Common Stock represented in person or by proxy at the Annual Meeting (including abstentions and broker non-votes) will be tabulated by the inspector of election appointed for the meeting and will be counted in determining that a quorum is present. For Proposal 1, (i) the nominees receiving a plurality of the votes cast at the Annual Meeting are elected as directors; (ii) withholding authority to vote for a director will be treated as a vote cast against the nominee; and (iii) a broker non-vote will not be treated as a vote cast. For Proposal 2, (i) the affirmative vote of the holders of a majority of all shares of the Corporation's stock outstanding on the Record Date is required for approval; and (ii) abstentions and broker non-votes will have the same effect as votes cast against Proposal 2.

     The approximate date on which this proxy statement and the accompanying proxy card are being mailed to the Corporation's stockholders is March 25, 2003. Solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. Original solicitation of proxies by mail may be supplemented by one or more telephone, telegram or personal solicitations by directors, officers, or employees of the Corporation. No additional compensation will be paid for any such services. Except as described above, the Corporation does not intend to solicit proxies other than by mail. Costs of solicitation will be borne by the Corporation.

            PROPOSAL 1: NOMINATION AND ELECTION OF CLASS C DIRECTORS

NOMINEES

     The Corporation has a classified Board consisting of three Class A directors, Messrs. Corvin, Parkinson, and Sproul; three Class B directors, Messrs. Demorest, Reynolds, and Swindells; and three Class C directors, Messrs. Declusin, Neun, and Walker. Class A and B directors serve until the Annual Meetings of Stockholders to be held in 2004 and 2005, respectively, and until their successors are elected and qualified. At each Annual Meeting of Stockholders, directors are elected for a term of three years to succeed those directors whose terms expire at that annual meeting.

     The nominees for election as Class C directors are James Declusin, Carl W. Neun, and Frank M. Walker, each is a member of the present Board. The Class C directors to be elected at the 2003 Annual Meeting will serve until the Annual Meeting of Stockholders in 2006 and until their successors are elected and qualified.

     Unless authority to vote for a director is withheld, the accompanying proxy, if properly executed and returned, will be voted for the election of the Class C nominees named below. If authority to vote for the nominees is withheld, the withheld votes will not be cast for any other nominee. If any nominee is unable or unwilling to serve as a director, proxies may be voted for such substitute nominee as may be designated by the Board. The Board has no reason to believe that any nominee will be unable or unwilling to serve as a director if elected.

     The following table sets forth information with respect to the persons nominated for election as Class C directors and each other director, including their names and ages as of February 15, 2003, business experience during the past five years, and directorships in other corporations.


                                   Principal Occupation and                                                  Director
Name                               Certain Other Directorships                                      Age       Since
----                             ---------------------------------                                  ---       -----

CLASS C (NOMINEES WHOSE TERM OF OFFICE WILL EXPIRE IN 2006):

James Declusin               Mr. Declusin spent sixteen years with California Steel                 60        2000
                             Industries, most recently serving as Senior
                             Executive Vice President and Chief Operating
                             Officer, retiring on October 31, 2000. Prior to
                             that time, Mr. Declusin spent seventeen years in
                             various management positions in the commercial area
                             of Kaiser Steel Corporation.

Carl W. Neun                 Mr. Neun was Senior Vice President and Chief Financial Officer         59        2002
                             for Tektronix, Inc., an electronics manufacturing company, from
                             1993 until his retirement in 2000.  Mr. Neun also serves on the boards of RadiSys Corporation, Planar Systems,
                             and Powerwave Technologies.

Frank M. Walker              Mr. Walker is President, Chief Executive Officer and a Director        57        2002
                             of Feralloy Corporation, a steel processing and
                             distribution corporation. He has held these
                             positions since 1993. He also serves on the Board
                             of Delta Steel, Inc.

CLASS B (DIRECTORS WHOSE TERM OF OFFICE WILL EXPIRE IN 2005):

Harry L.Demorest              Mr. Demorest is President and Chief Executive Officer and             61        2001
                              a Director of Columbia Forest Products, Inc., a leading
                              manufacturer of hardwood plywood, veneer, and flooring, a
                              position he has held since March 1996. He is also a director on the boards of the Oregon Museum of Science and Industry,
                              Friends of the Children, and the Portland Police Foundation.

Stephen P. Reynolds           Mr. Reynolds is President and Chief Executive Officer and             55        1999
                              a director of Puget Energy, Bellevue, Washington.  Prior to joining Puget Energy in January of 2002, Mr. Reynolds
                              served as President and Chief Executive Officer of Reynolds
                              Energy International, an energy advisory firm in Houston,
                              Texas. From 1987 to 1997, he served as President and Chief
                              Executive Officer of Pacific Gas Transmission Company. He
                              also serves on the boards of the Corporate Council for the
                              Arts; the Nature Conservancy of Washington; the Washington
                              Roundtable, the Edison Electric Institute and the American
                              Gas Association.

William Swindells             Mr. Swindells is the Chairman of the Board of Directors               72         1994
                              and is the former Chairman of the Board of Directors of
                              Willamette Industries, Inc., a diversified wood products
                              company. While at Willamette Industries, Inc., he held
                              the position of Chairman of the Board from 1985 to
                              February 2002 and also held the position of Chief Executive
                              Officer from 1985 until September 1995 and again from
                              November 1997 until December 1998. He is a director on
                              the board of Airborne Express Company, and serves as a
                              trustee of Willamette University and the Oregon Health
                              & Science University Foundation.



                                        Principal Occupation and                                            Director
Name                                    Certain Other Directorships                                Age        Since
----                                    ---------------------------                                ---      --------

CLASS A (DIRECTORS WHOSE TERM OF OFFICE WILL EXPIRE IN 2004):

Joe E.Corvin                  Mr. Corvin is the President and Chief Executive Officer              58         1997
                              of the Corporation. He was Vice President and General
                              Manager of the Portland Steelworks from May 1992
                              to June 1994, was Senior Vice President of
                              Operations of the Corporation from June 1994 to
                              May 1996, Chief Operating Officer of the
                              Corporation from June 1994 to January 2000, was
                              President of the Corporation's Oregon Steel Mills
                              Division from May 1996 to November 1996 and became
                              President of the Corporation in December 1996 and
                              Chief Executive Officer in January 2000.

David L. Parkinson            Mr. Parkinson is a Consultant to Rail America, a New York            65         2001
                              Stock Exchange company.  He was Chairman and Chief Executive
                              Officer of ParkSierra Rail Group from 1998 to 2002.
                              Mr. Parkinson is on the board of directors for Napa Landmarks and California Short Line Railroad Association, and the
                              Foundation of Intermodal Research.

John A. Sproul                Mr. Sproul was an Executive Vice President of Pacific Gas and        78         1989
                              Electric Company from 1977 to 1989. During most of that period, he was also Chairman of the Board and Chief Executive Officer of Pacific Gas Transmission Company, an interstate pipeline company.


DIRECTORS' COMPENSATION, MEETINGS AND STANDING COMMITTEES

     The Board has standing Executive, Audit, and Nominating and Compensation Committees. Directors who are not full-time employees of the Corporation receive an annual fee of $21,000, plus $1,200 for each Board and committee meeting attended and reimbursement of expenses. Directors who are full-time employees of the Corporation do not receive fees for serving on the Board or on committees.

     The Board established, effective April 26, 2002, the Non-Employee Directors' Stock Option Plan (the "Directors' Stock Option Plan"). The Directors' Stock Option Plan provides for outside directors to receive initial grants of options to purchase 4,000 shares of common stock on the effective date and annual grants of options to purchase 1,500 shares of the common stock on the day of the annual meeting, at an exercise price equal to the closing price on the grant date, and vesting over three years. New directors receive an initial grant of options to purchase 2,000 shares on the day after their appointment. On April 26, 2002, each non-employee director received initial grants of options to purchase 4,000 shares.

     The Board terminated the Oregon Steel Mills, Inc. Directors' Retirement Plan (the "Retirement Plan") as of December 31, 2001. Under the Retirement Plan, in effect since January 1, 1998, retiring directors who had completed five years of service as an outside director were paid $20,000 annually until the number of payments equals the number of full years of service as an outside director. The payment terms were convertible to a lump-sum present value payment if so elected by the retiring director and approved by the Compensation Committee.

     In terminating the Retirement Plan, terms of payment of vested benefits were arranged for the two current outside directors with more than five years of service on the Board. Mr. John A. Sproul, who began as an outside director in 1989, will receive six annual payments of $34,504.92, beginning in January 2002. Mr. William Swindells, an outside director since 1994, will receive six annual payments of $22,752.21.

     The Executive Committee may exercise all the authority of the Board, subject to actions of the full Board and except as otherwise provided by the Corporation's restated certificate of incorporation, the Corporation's bylaws or applicable law. The members of the Executive Committee during 2002 were Messrs. Corvin, Demorest and Reynolds. Mr. Swindells as Chairman of the Board is an ex officio member of each Committee.

     The Audit Committee reviews services provided by the Corporation's independent auditors, reviews with them the results of their audit, the adequacy of internal accounting controls, the quality of financial reporting, and any recommendations they may have, and makes recommendations to the Board concerning their engagement or discharge. The members of the Audit Committee during 2002 were Messrs. Demorest, Neun, Parkinson, and Sproul.

     In 2002, the functions of the Nominating Committee and Compensation Committee were combined into the Nominating and Compensation ("Compensation") Committee. This Committee makes recommendations to the Board concerning nominations of directors and selection of directors for membership on the various board committees. The Compensation Committee will consider stockholder suggestions as to nominees for directors, such suggestions should be addressed to the Secretary of the Corporation at its principal executive offices and contain the information required by Section 1.2 of the Corporation's bylaws. In order to be considered for the 2004 Annual Meeting of Stockholders, such suggestions should be received by no later than November 26, 2003.

     The Compensation Committee, subject to approval of the Board, establishes the general compensation policies of the Corporation and the compensation plans and specific compensation levels for executive officers and establishes guidelines for the compensation of other personnel. The members of the Compensation Committee during 2002 were Messrs. Reynolds, Declusin, and Walker.

     During 2002, the Board held 4 meetings, the Audit Committee held 4 meetings, and the Compensation Committee held 4 meetings. Each incumbent director attended at least 75% of the aggregate number of Board meetings and meetings of committees of which he is a member which were held during the period for which he was a director.

OTHER RELATIONSHIPS

     Oregon Feralloy Partners is a joint venture between Feralloy Corporation ("Feralloy") and the Corporation that processes plate from hot roll coil product produced by the Corporation. Feralloy is the operating partner and owns 40% and the Corporation owns 60%, leases certain real property in Portland, Oregon to the joint venture and provides a limited guaranty for financing. During 2002, such transactions amounted to approximately $7 million. Mr. Walker is the president and Chief Executive Officer of Feralloy.


    PROPOSAL 2: AMENDMENT OF THE CORPORATION'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Paragraph 1 of the Fourth Article of the Corporation's Restated Certificate of Incorporation, as amended, is proposed to be amended to read as follows:

                  (1) The total number of shares of all classes of stock which the Corporation has the authority to issue is 46,000,000, consisting of two classes of shares of stock, to be designated Common Stock and Preferred Stock. The total number of shares of Common Stock to be issued is 45,000,000 shares, $0.01 par value per share, and the total number of shares of Preferred Stock authorized to be issued is 1,000,000 shares, $0.01 par value per share.

         The Corporation's Restated Certificate of Incorporation, as amended, currently authorizes the Corporation to issue up to 30,000,000 shares of Common Stock, $0.01 par value per share and 1,000,000 shares of Preferred Stock, $0.01 per share. As of March 10, 2003, there were 25,789,854 outstanding shares of Common Stock, 1,748,400 unissued shares of Common Stock reserved for issuance and 2,461,746 unissued and unreserved shares of Common Stock. As of March 10, 2003, there were no outstanding shares of Preferred Stock, but 600,000 shares of Preferred Stock are reserved for issuance in connection with the Corporation's Rights Agreement.

         On February 6, 2003, the Board of Directors unanimously determined that it would be advisable and in the best interest of the Corporation to increase the number of authorized shares of Common Stock in order to provide the Corporation with an adequate supply of authorized but unissued shares of Common Stock for general corporate needs, including additional financing, payment of stock dividends, stock splits, acquisitions of other businesses and employee incentive and benefit plans. While the Corporation currently has no arrangements, understandings, or commitments with respect to the issuance of any of the additional shares, it is considered advisable to have sufficient authorized and unissued shares available to enable the Corporation, as the need may arise, to move promptly to take advantage of market conditions and the availability of other favorable opportunities without the delay and expense involved in calling a special meeting of stockholders. Unless otherwise required by applicable law or regulation, the additional shares of Common Stock will be issuable without further authorization by vote or consent of the stockholders and on such terms and for such consideration as may be determined by the Board.

         The amendment increasing the authorized capital of the Corporation, could, under certain circumstances, discourage or make more difficult an attempt to gain control of the Corporation or the Board by tender offer or proxy contest, or to consummate a merger or consolidation with the Corporation after acquiring control, and to remove incumbent management, even if such transactions were favorable to the stockholders of the Corporation. In certain circumstances, the issuance of the additional shares may be used to create voting impediments or to frustrate persons seeking to gain control of the Corporation, especially if the shares were issued in a private placement to persons sympathetic to management and opposed to any attempt to gain control of the Corporation. Accordingly, this proposal to amend the Restated Certificate of Incorporation may be deemed (under certain circumstances which may or may not occur) to be an antitakeover measure. However, the proposal is not being presented as, nor is it part of, any plan to adopt a series of antitakeover measures.

         The additional authorized shares of Common Stock would, when issued, have the same rights as the issued and outstanding shares of Common Stock. There are no preemptive rights with respect to any shares of Common Stock. Although the Board would authorize the issuance of additional shares of Common Stock based on its judgment as in the best interests of the Corporation and its stockholders, the issuance of Common Stock could have the effect of diluting the voting power and book value per share of the outstanding Common Stock. THE BOARD RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED
                         ---
COMMON SHARES.



                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of shares of the Common Stock as of February 1, 2003 by (i) each director, director nominee and named executive officer; (ii) each person known to the Corporation to be a beneficial owner of more than 5% of the outstanding shares of Common Stock; and (iii) all current directors and executive officers as a group. The persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to the table.

                                                     Number          Percentage
                            Name                    of Shares         of Class
                            ----                    ---------        ----------
      Joe E. Corvin (1) (2)                           157,475(3)          *
      L. Ray Adams (2)                                 58,477(4)          *
      Michael D. Buckentin (2)                         36,610(5)          *
      James Declusin (1)                                   --             *
      Harry L. Demorest (1)                            36,500             *
      Larry R. Lawrence (2)                            43,830(6)          *
      Carl W. Neun (1)                                   ----             *
      David L. Parkinson (1)                            7,800             *
      Stephen P. Reynolds (1)                             100             *
      Robert A. Simon (2)                              33,134(7)          *
      John A. Sproul (1)                                2,000             *
      William Swindells (1)                            26,000             *
      Frank M. Walker (1)                                 750             *
      Dimensional Fund Advisors, Inc. (8)
        1299 Ocean Avenue, 11th Floor
        Santa Monica, California 90401              2,045,661(8)           7.93%
      First Pacific Advisors, Inc. (9)
        11400 West Olympic Boulevard, Suite 1200
        Los Angeles, California 90064               3,797,400(9)           14.7%
      Sage Asset Management, LLC (10)
         153 East 53rd Street, 48th Floor
         New York, New York  10022                  1,536,900(10)           6.0%
      RS Investment Management Co. (11)
         388 Market Street, Suite 200
         San Francisco, California 94111            1,487,600(11)           5.8%
      All directors and executive officers
        as a group (17 persons)                       517,057(12)         *


-------------------
* Less than 2% of the outstanding Common Stock.

(1) Member of the Board of Directors.

(2) Named executive officer.

(3) Includes 2,000 shares held directly, 31,874 shares held by the ESOP for the account of Mr. Corvin and 123,601 shares that may be acquired within 60 days of February 1, 2003, pursuant to stock options awarded under the Company's stock option plan. Mr. Corvin has the power to vote the shares under the terms of the ESOP, but he does not have investment power with respect to such shares.

(4) Includes 10,600 shares held directly, 1,110 shares held by the ESOP for the account of Mr. Adams, and 46,767 shares that may be acquired within 60 days of February 1, 2003, pursuant to stock options awarded under the Company's stock option plan. Mr. Adams has the power to vote the shares under the terms of the ESOP but he does not have investment power with respect to such shares.

(5) Includes 2,000 shares held directly, 1,376 shares held by the ESOP for the account of Mr. Buckentin, and 33,234 shares that may be acquired within 60 days of February 1, 2003, pursuant to stock options awarded under the Company's stock option plan. Mr. Buckentin has the power to vote the shares under the terms of the ESOP but he does not have investment power with respect to such shares.

(6) Includes 5,100 shares held directly, 3,796 shares held by the ESOP for the account of Mr. Lawrence, and 34,934 shares that may be acquired within 60 days of February 1, 2003, pursuant to stock options awarded under the Company's stock option plan. Mr. Lawrence has the power to vote the shares under the terms of the ESOP but he does not have investment power with respect to such shares.

(7) Includes 100 shares head directly, 200 shares held by the ESOP for the account of Mr. Simon, and 32,834 shares that may be acquired within 60 days of February 1, 2003, pursuant to stock options awarded under the Company's stock option plan. Mr. Simon has the power to vote the shares under the terms of the ESOP but he does not have investment power with respect to such shares.

(8) Based on the information obtained from Schedule 13G/A dated February 3, 2003 filed by Dimensional Fund Advisors Inc. with the Securities and Exchange Commission.

(9) Based upon information obtained from Schedule 13G Amendment No. 6 dated February 11, 2003, filed by First Pacific Advisors, Inc. with the Securities and Exchange Commission: First Pacific Advisors, Inc. has the shared power to dispose of 3,797,400 shares and the shared power to vote 1,603,700 shares.

(10) Based upon information obtained from Schedule 13G Amendment No. 2 dated February 14, 2003, filed by Sage Asset Management, L.L.C., Sage Opportunity Fund, L.P., Sage Master Investments Ltd., Barry Haimes and Katherine Hensel with the Securities and Exchange Commission: Each of Sage Asset Management, L.L.C., Sage Master Investment Ltd., Barry Haimes and Katherine Hensel has shared power to vote 1,536,900 shares and shared power to dispose of 1,536,900 shares and Sage Opportunity Fund, L.P. has shared voting and dispositive power over 276,000 shares.

(11)Based upon information obtained from Schedule 13G Amendment No. 1 dated February 14, 2003, filed by R.S. Investment Management Co. L.L.C., R.S. Investment Management L.P. and G. Randall Hecht: Each filer has shared voting and dispositive power over 1,487,600 shares.

(12)Includes 52,849 shares held by the ESOP for the accounts as to which the respective beneficial owners have the power to direct the vote under the terms of the ESOP, but they do not have investment power with respect to such shares, and shares that may be acquired within 60 days of February 1, 2003 pursuant to stock options awarded under the Company's stock option plan.

                             EXECUTIVE COMPENSATION
     The following table sets forth the compensation paid to or accrued by the Corporation and its subsidiaries for the Chief Executive Officer and each of the four most highly paid executive officers of the Corporation and its subsidiaries as of December 31, 2002.

                           SUMMARY COMPENSATION TABLE
                                                                                             LONG TERM           ALL OTHER
                                             ANNUAL COMPENSATION (5)                        COMPENSATION      COMPENSATION(5)
                               -------------------------------------------------------------------------     -----------------
                                                                                              Shares
                                                                                             Underlying
           Name and                                  Annual       ESOP                      Stock Options        Thrift Plan
                                                    Incentive                               --------------
      Principal Position        Year     Salary      Plan(1)   Contribution      SERP(3)        (#)           Contribution(4)
      ------------------        ----     ------      --------  -------------    --------        ---           ---------------

JOE E. CORVIN                   2002      $550,000   $200,000         $__            $__        __                         $__
President and                   2001      550,000          --          --             --     114,500                        --
Chief Executive Officer         2000       545,833         --          15             38      55,000                        --

L. RAY ADAMS                    2002      $280,000   $ 80,000         $__            $__        __                      $2,750
Vice President Finance          2001       269,063         --          --             --      43,400                     4,800
and Chief Financial Officer     2000       262,500         --          15             16      20,000                     4,800

LARRY R. LAWRENCE               2002      $250,000   $ 35,000         $__            $__        __                      $2,750
Senior Vice President of Sales  2001       231,250         --          --             --      32,000                     4,800
OSM Division                    2000       220,000         --          --              4      13,800                     4,800

MICHAEL D. BUCKENTIN            2002      $230,000   $ 35,000         $__            $__        __                      $2,750
Vice President Operations       2001       217,500         --          --             --      31,600                     4,800
OSM Division                    2000       212,905         --          --            $ 2      13,200                     4,800

ROBERT A. SIMON                 2002      $220,000   $ 69,000         $__            $__       ___                         $__
Vice President and General      2001       213,750         --          --             --      30,900                        --
Manager
RMSM Division                   2000       146,250         --          --             --      13,200                        --

-------------
(1) Year 2002 amounts were earned under the 2002 Annual Incentive Plan and paid in 2003.

(2) Value of stock contributions made by the Corporation on behalf of the named executive to the Employee Stock Ownership Plan Trust, as determined at the time of such contribution. Year 2000 amounts were distributions of forfeited shares.

(3) Amounts paid under the Corporation's Supplemental Retirement Plan.

(4) Matching contributions made by the Corporation on behalf of the named executive to the Corporation's Thrift Plan.

(5) Pension benefits accrued in 2000-2002 are not included in this Summary Compensation Table.

                        OPTION GRANTS DURING FISCAL 2002

     In April 2000, the stockholders approved the Corporation's 2000 Long-Term Incentive Nonqualified Stock Option Plan ("Option Plan"). The Option Plan is administered by the Compensation Committee of the Board of Directors and provides for grants to officers and employees of options to acquire up to one million shares of the Common Stock, subject to the limitations set forth in the Option Plan. Pursuant to the Option Plan, the granting of options is at the discretion of the Board of Directors, and it has the authority to set the terms and conditions of the options granted. No options were granted under the plan in 2002. As of February 1, 2003, options to purchase 620,000 shares of the Common Stock were outstanding under the Option Plan.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

     The following table sets forth certain information concerning each exercise of stock options during the last completed fiscal year by each of the named executive officers and the fiscal year-end value of unexercised options:

-----------------------------------------------------------------------------------------------------------------------------
              (a)                       (b)             (c)                 (d)                             (e)

                                                                         Number of                       Value of
                                                                         Securities                     Unexercised
                                                                        Underlying Unexercised       In-the-Money Options
                                                                        Options at FY-End (#)          at FY-End ($)(1)
                                      Shares                                Exercisable/                Exercisable/
              Name                  Acquired on     Value Realized          Unexercisable               Unexercisable
                                   Exercise (#)           ($)
-----------------------------------------------------------------------------------------------------------------------------


Joe E. Corvin                            0                 0            121,101    /    46,799       $ 105,061 / $ 23,894
-----------------------------------------------------------------------------------------------------------------------------


L. Ray Adams                             0                 0            45,600     /    17,800        $ 38,939 / $ 9,059
-----------------------------------------------------------------------------------------------------------------------------


Larry R. Lawrence                        0                 0            33,767     /    13,433        $ 27,245 / $ 6,438
-----------------------------------------------------------------------------------------------------------------------------


Michael D. Buckentin                     0                 0            32,067     /    12,733        $ 25,410 / $ 5,832
-----------------------------------------------------------------------------------------------------------------------------


Robert A. Simon                          0                 0            31,667     /    12,533        $ 25,302 / $ 5,778
-----------------------------------------------------------------------------------------------------------------------------
(1) Based on $4.02, which is the price last sold of the Corporation's common stock on 12/31/02.

                        DEFINED BENEFIT RETIREMENT PLANS

     The Corporation's pension plans are defined benefit plans qualified under section 401(a) of the Internal Revenue Code (the "Code"). Executive officers and most other domestic employees of the Corporation are eligible to participate in the Oregon Steel Mills, Inc. Pension Plan (the "Plan") or similar plans. Normal retirement is at age 65.

     The amount of an employee's pension benefit and the resulting monthly payments an employee receives upon retirement are based upon the level of the employee's prior annual compensation, the employee's number of years of benefit service, and other factors. The employee's annual pension benefit is equal to the sum of:

     (i) for each full or partial year of benefit service prior to January 1, 1994, 1% of the first $22,800 of Past Service Compensation, plus 1.6% of Past Service Compensation in excess of $22,800. ("Past Service Compensation" is the employee's average compensation for the years 1991, 1992, and 1993); plus,

     (ii) for each full or partial year of benefit service beginning on or after January 1, 1994, 1.2% of the employee's compensation during such year up to the employee's "Covered Compensation" amount for the year, plus 1.7% of the employee's compensation in excess of such "Covered Compensation" amount. ("Covered Compensation" for each year is determined by the employee's age and is taken from a Social Security Covered Compensation Table published annually in accordance with IRS regulations. For any given age, the "Covered Compensation" amount in the Table represents the average of the Social Security taxable wage bases over the 35-year period ending in the year someone that age will reach Social Security normal retirement age.)

     In addition to the Plan, the Corporation initiated effective May 1, 1994, a Supplemental Retirement Plan (the "SERP") to supplement the Plan and ESOP and make up for benefits which were lost because of the dollar limits imposed by sections 401(a)(17) and 415 of the Code on benefits and contributions under those plans. The SERP results in highly compensated employees receiving retirement benefits calculated on the same basis as other employees. Employees become eligible for benefits under the SERP whenever: (a) the employee has service after the effective date; (b) the employee becomes eligible for benefits under the Plan or an allocation under the ESOP; and (c) the employee's benefit or allocation is limited by section 401(a)(17) of the Code or by the dollar amount under section 415 of the Code, or both. The benefit paid under the SERP is the difference between the Plan benefit calculated as described above and the amount that would have been paid under the Plan in the absence of the dollar limits in sections 401(a)(17) and 415 of the Code; plus the difference between the amount of ESOP benefit allocated to the participant under the ESOP after 1988 and the amount that would have been allocated in the absence of the dollar limits in sections 401(a)(17) and 415 of the Code, plus dividends that would have been paid on such shares after May 1994. Such benefit payments are made at the time that the benefits under the Plan or ESOP, as applicable, are paid, or earlier upon an adverse IRS ruling. The Compensation Committee of the Board of Directors may amend or terminate the SERP at any time so long as rights already accrued at the time of such amendment or termination are preserved.

     The following Pension Plan Table shows the estimated annual benefits payable upon retirement at age 65 (including benefits under the SERP) in the specified compensation and years of service classifications.


                                               PENSION PLAN TABLE
                                         (QUALIFIED PLAN PLUS SERP)(2)

    =============================================================================================================
                                                                YEARS OF SERVICE
    -------------------------------------------------------------------------------------------------------------

          REMUNERATION(1)            15              20              25               30               35
    -------------------------------------------------------------------------------------------------------------

    -------------------------------------------------------------------------------------------------------------
              125,000              27,375          36,500          45,625           54,750           63,875
    -------------------------------------------------------------------------------------------------------------
              150,000              33,750          45,000          56,250           67,500           78,750
    -------------------------------------------------------------------------------------------------------------
              175,000              40,125          53,500          66,875           80,250           93,625
    -------------------------------------------------------------------------------------------------------------
              200,000              46,500          62,000          77,500           93,000          108,500
    -------------------------------------------------------------------------------------------------------------
              225,000              52,875          70,500          88,125          105,750          123,375
    -------------------------------------------------------------------------------------------------------------
              250,000              59,250          79,000          98,750          118,500          138,250
    -------------------------------------------------------------------------------------------------------------
              300,000              72,000          96,000         120,000          144,000          168,000
    -------------------------------------------------------------------------------------------------------------
              350,000              84,750         113,000         141,250          169,500          197,750
    -------------------------------------------------------------------------------------------------------------
              400,000              97,500         130,000         162,500          195,000          227,500
    -------------------------------------------------------------------------------------------------------------
              450,000             110,250         147,000         183,750          220,500          257,250
    -------------------------------------------------------------------------------------------------------------
              500,000             123,000         164,000         205,000          246,000          287,000
    -------------------------------------------------------------------------------------------------------------
              550,000             135,750         181,000         226,250          271,500          316,750
    -------------------------------------------------------------------------------------------------------------
              600,000             148,500         198,000         247,500          297,000          346,500
    -------------------------------------------------------------------------------------------------------------
              650,000             161,250         215,000         268,750          322,500          376,250
    -------------------------------------------------------------------------------------------------------------
              700,000             174,000         232,000         290,000          348,000          406,000
    -------------------------------------------------------------------------------------------------------------
              750,000             186,750         249,000         311,250          373,500          435,750
    -------------------------------------------------------------------------------------------------------------
              800,000             199,500         266,000         332,500          399,000          465,500
    -------------------------------------------------------------------------------------------------------------
              850,000             212,250         283,000         353,750          424,500          495,250
    =============================================================================================================

         (1) Represents at least 125% of the maximum compensation for the year ended December 31, 2003.

         (2) Estimates assume all service is after January 1, 1994, and Social
             Security Covered Compensation as defined above is $60,000 for all years. The estimates do not include the ESOP benefit pursuant to the SERP, which is not determined by years of service and final compensation.


     The portion of an employee's benefit attributable to years of benefit service in excess of 35 years, is limited to 1.0% of his Past Service Compensation for purposes of (i), above; and to 1.2% of his annual compensation for purposes of (ii), above. Notwithstanding the foregoing, an employee's compensation taken into account for any Plan year after 1993 shall not exceed $150,000 (or such other amount as may be prescribed for the relevant plan year by the Secretary of the Treasury pursuant to section 401(a)(17) of the Code). As previously described, the SERP will pay benefits on the additional compensation above that amount. The plan benefits are not subject to deduction for Social Security or other offset amounts.

     For each named executive officer listed on the Summary Compensation Table, the applicable compensation each year is the sum of the "Salary" and "Bonus" compensation shown, limited as described above. Upon their retirement, assuming retirement at age 65 and no increase in current rates of annual compensation, and based upon years of service at December 31, 2002, Messrs. Corvin, Adams, Lawrence, Buckentin, and Simon would receive lifetime annual payments under the Plan and pension benefits pursuant to the SERP combined of $171,757, $105,950, $77,112, $107,376, and $94,908, respectively. Their credited years of service as of December 31, 2002, are thirty-three, fifteen, fifteen, fourteen and eleven respectively. In addition, ESOP benefits pursuant to the SERP would include dividends and the equivalent value of shares of Common Stock accrued through December 31, 2002, of $2,516, $1,101, $296, $110 and $0,
respectively. Future ESOP benefit additions, if any, would be derived from discretionary annual ESOP allocations set by the Board of Directors.

               EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
                       AND CHANGE IN CONTROL ARRANGEMENTS

     In July 2000, the Corporation entered into change-in-control agreements ("Agreements") with Messrs. Corvin, Adams, Buckentin, and Lawrence and certain other key employees ("Employees"). Change in Control is defined to include, among other things, the transfer of 25% or more of the Corporation's voting securities to any person or entity other than the ESOP or the election of a majority of directors who were not nominated by the then current Board. The Agreements provide, among other things, for severance compensation in the event that an Employee's employment is terminated by the employer without cause or by the Employee with good reason, all as defined in the Agreements, during the three-year period following a Change in Control. Severance compensation is to be calculated as the sum of (i) three times the Employee's annual base salary as of the date of termination or immediately prior to the Change in Control, whichever is greater; (ii) an amount equal to the lump sum present actuarial value of the excess, if any, of the normal retirement allowance to which the Employee would have been entitled under the Pension Plan, assuming that the Employee continued as an active participant under such plan, without change in his rate of annual pay, until the earlier of his 65th birthday or the tenth anniversary of the date of the Change in Control, over the normal retirement allowance to which the Employee is actually entitled under such plan as of the date of termination; and
(iii) group health benefits substantially similar to what the Employee was receiving immediately prior to the date of termination. In addition, the Corporation will pay an additional amount to the Employee to compensate for excise taxes the Employee is required to pay on "excess parachute payments."

     The Corporation has entered into Indemnification Agreements with each director and certain executive officers (an "Indemnified Person"). Each agreement provides that the Corporation shall indemnify the Indemnified Person to the fullest extent permitted by applicable law or the Corporation's Restated Certificate of Incorporation, including if and when the Indemnified Person is or was a party or is threatened to be made a party to any action, suit, arbitration, investigation, administrative hearing, or any other proceeding (a "Proceeding") because of the Indemnified Person's status or former status as a director, officer, or other agent of the Corporation or because of anything done or not done by the Indemnified Person in such capacity, against all expenses and liabilities actually and reasonably incurred by the Indemnified Person or on the Indemnified Person's behalf in connection with the investigation, defense, settlement, or appeal of such Proceeding. The Corporation will advance to the Indemnified Person all reasonable defense expenses incurred in defense of any Proceeding. Further, each agreement provides that upon the acquisition of 30% or more of the outstanding shares of Common Stock, other than by the Corporation or the ESOP, without approval by a majority of the Corporation's Board prior to such acquisition, the Corporation will obtain and maintain over the term of the agreement an irrevocable standby letter of credit on terms satisfactory to the Indemnified Person in an appropriate amount (but not less than $500,000) naming the Indemnified Person as the beneficiary in order to secure the Corporation's obligation under the agreement. Finally, each agreement provides that the Corporation will purchase and maintain director and officer insurance with coverage at least comparable to its then current insurance for the Indemnified Person for the term of the agreement. The Corporation may elect to not purchase the required insurance if the insurance is not reasonably available or if, in the reasonable business judgment of the directors of the Corporation, either the premium cost for such insurance is disproportionate to the amount of coverage or the coverage provided by such insurance is so limited that there is insufficient benefit from such insurance.



           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 2002 the Compensation Committee members were Stephen P. Reynolds, Chairman, James E. Declusin, and Frank M. Walker and William Swindells was an ex officio member.

                       BOARD COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

     Subject to approval of the Board, the Compensation Committee(the "Committee") of the Board establishes the general compensation policies of the Corporation and the compensation plans and specific compensation levels for executive officers and establishes guidelines for the compensation of other personnel. The 2002 Committee was composed of independent, non-employee directors.

COMPENSATION PRINCIPLES

     The Corporation believes that the compensation program should be designed to attract, retain, and motivate talented employees to contribute to the Corporation's long-term success. To ensure that compensation is competitive, the Corporation periodically collects and analyzes compensation practices of companies and competitors in its location and industry and uses that information as the basis to determine whether the Corporation's compensation program is in a competitive range.

     The Corporation maintains the philosophy that compensation of all employees should be directly and materially linked to operating and financial performance of the Corporation, and that incentive compensation should be a greater part of total compensation for more senior positions. To achieve this linkage, incentive compensation programs are provided based upon performance measures relevant to the employee or executive participants, for example quality production, cost reduction, operating income, or return on assets.

     These principles align all employee compensation with the Corporation's objectives, operating strategy, management initiatives, and financial performance. Within this overall philosophy, the Corporation's objectives are to:
(BULLET) Offer a total compensation program that takes into consideration the compensation practices of comparable companies with whom the Corporation competes for executive talent.

(BULLET) Support a performance-oriented environment in which everyone is working together in pursuit of the Corporation's short-term and long-term goals.

(BULLET) To maximize the Corporation's long-term growth and profitability and the enhancement of stockholder value.

COMPARATIVE EVALUATION

     The Corporation seeks to align total compensation for its employees and executive officers with that of comparable executive positions in other manufacturing and steel companies.

     In 2000, the Corporation retained an independent outside consulting firm to review total compensation and incentive compensation elements compared to those utilized at other manufacturing companies. As a result, the consultants observed that base salaries were competitive but incentive opportunities were below market, and certain performance-based incentive plans were recommended for executives.

     In 2001, the Corporation again retained an independent consulting firm to review and benchmark executive and employee compensation. Overall, employee compensation was found to be at or slightly above market. The consultant's report to the committee on executive compensation compared the base salary, incentive compensation, and other benefits of the Corporation to other durable goods manufacturing companies (the "Report"). The Report focused on total compensation for the eight most senior executive positions. In preparing the Report, the consulting firm reviewed the executive position descriptions and competitive practices and pay levels for numerous durable goods manufacturing companies (including steel companies). The Report concluded that while executive base salaries were competitive, the Corporation's incentive compensation for executives was below market for comparable positions. As a result, the Corporation plans to gradually increase the opportunity for incentive compen-sation.

EXECUTIVE COMPENSATION ELEMENTS

     There are four elements in the Corporation's executive officer compensation program, all determined by position, individual performance, and corporate performance and profitability.

     BASE SALARY

     The Committee sets base salary levels for all officers at levels that are competitive with similar positions at other comparable companies, and that reflect the responsibilities and performance of the individuals.

     INCENTIVE COMPENSATION

     Since 2000, executive officers participate in the Annual Incentive Plan ("AIP") and are excluded from the employee profit participation and gainsharing incentive plans. The AIP is designed to reward participants with an annual bonus if return on assets meets or exceeds the benchmark set by the Board of Directors. The annual incentive compensation is determined based upon the Division's and Corporation's actual return on assets for the year, and calculated for each participant at a predetermined percentage of base salary.

     LONG-TERM INCENTIVE (STOCK OPTION) PLAN

     In April 2000, stockholders approved a long-term incentive plan which is a non-qualified stock option plan. No options were granted during 2002. See section entitled "Option Grants During Fiscal 2002" on page 8.

     EMPLOYEE STOCK OWNERSHIP PLAN (ESOP)

     The Corporation has an ESOP for qualified employees of Oregon Steel Mills, Inc. Annual contributions to the ESOP, which are at the discretion of the Board, are based upon the financial performance of the Corporation. The annual contribution may be in cash or Common Stock but historically has been in Common Stock. No contributions have been made to the ESOP since 1997.

     The Corporation also has a SERP (as discussed previously under the heading "Defined Benefit Retirement Plans") whereby the SERP supplements pension and ESOP benefits, making up for benefits which were lost because of the dollar limits imposed by sections 401(a)(17) and 415 of the Code.

CHIEF EXECUTIVE OFFICER ("CEO") COMPENSATION

     The Committee has used the aforementioned compensation principles with respect to the salary of Mr. Corvin who became CEO of the Corporation on January 1, 2000. Mr. Corvin's base salary for 2002 was the same as for 2001 and 2000. In 2002, Mr. Corvin received no options to purchase shares under the stock option plan. During 2002, Mr. Corvin did not receive any compensation under the AIP or ESOP, [but Mr. Corvin was entitled in 2003 to an AIP payment in the amount of $200,000 as a result of the Corporation's 2002 performance.]

     The Corporation does not have any "Excessive Employee Remuneration" as defined in section 162(m) of the Code.




                       COMPENSATION COMMITTEE DURING 2002
                          Stephen P. Reynolds, Chairman
                                James E. Declusin
                                 Frank M. Walker
                          William Swindells, ex officio


                AUDIT COMMITTEE REPORT OF THE BOARD OF DIRECTORS

     The Board of Directors maintains an Audit Committee comprised of outside directors. The Board of Directors and the Audit Committee believe that the Audit Committee's current member composition satisfies the rule of the New York Stock Exchange that governs audit committee composition.

     The Audit Committee oversees the Corporation's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the Corporation's audited financial statements to generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Corporation's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES. In addition, the Audit Committee has received from the independent auditors the written disclosures and letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Corporation and its management. The Audit Committee has considered whether the independent auditor's provision of non-audit services to the Corporation is compatible with maintaining the auditor's independence.

     The function of the Audit Committee members is not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Committee certify that the independent auditor is "independent" under applicable rules. The Committee serves a board-level oversight role, in which it provides advice, counsel, and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Committee's members in business, financial and accounting matters.


                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     PricewaterhouseCoopers LLP or its predecessor has been the independent accounting firm that audits the financial statements of the Company and all of its subsidiaries.

     In addition to performing the audit of the Company's consolidated financial statements, PricewaterhouseCoopers LLP provided various other services during the last two years. The aggregate fees billed for the last two years for each of the following categories of services are set forth below:

2002                                                (IN THOUSANDS)
----                                                --------------
Audit Fees:                                          $     370.9
Audit Related Fees:                                  $     176.1
Tax Fees:                                            $     122.7
Financial Information Systems Design and
   Implementation Fees:                              $       0.0
All Other Fees:                                      $       0.0

2001
----
Audit Fees:                                          $     274.6
Audit Related Fees:                                  $      38.0
Tax Fees:                                            $      18.1
Financial Information Systems Design and
   Implementation Fees:                              $       0.0
All Other Fees:                                      $       0.0

     Audit fees include annual audit of the Company's consolidated financial statements and review of interim financial statements in the Company's Reports on Form 10Q.

     Audit related fees include audits of the Company's employee benefit plans, review of registration statements and issuance of comfort letters.

     Tax related services include review and assistance with tax returns for various legal entities of the Company, and tax advice and planning for income and other taxes.

     The Company's policy is that the Audit Committee will recommend to the Board of Directors the outside auditor to be appointed and the fee to be paid to the outside auditor. The Audit Committee is also responsible for reviewing and approving engagements of significant non-audit work performed by the outside auditors. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make any statements they desire, and will also be available to respond to appropriate questions from stockholders.

                           AUDIT COMMITTEE DURING 2002

                           Harry L. Demorest, Chairman
                                  Carl W. Neun
                               David L. Parkinson
                                 John A. Sproul
                          William Swindells, ex officio

                          PERFORMANCE GRAPH (ASTERISK)

     Set forth below is a line graph comparing the cumulative total stockholder return of the Corporation's Common Stock, based on the market price of Common Stock and assuming reinvestment of dividends, with the cumulative total return of companies on the Russell 2000 Index and the Standard & Poor's Steel Index.



STOCKHOLDER RETURN                                  RUSSELL
MEASUREMENT PERIOD                   OREGON           2000         S&P STEEL
(FISCAL YEAR COVERED)                STEEL           INDEX           INDEX
---------------------                ------        ----------     -----------

MEASUREMENT POINT - 12/31/97       $100.00          $100.00          $100.00

FYE 12/31/98                         57.57            97.45            86.61
FYE 12/31/99                         40.49           118.17            95.27
FYE 12/31/00                          5.53           114.60            59.89
FYE 12/31/01                         25.77           117.45            76.86
FYE 12/31/02                         20.93            93.39            58.69


(ASTERISK) $100 invested on 12/31/97 in stock or index-including reinvestment of dividends.  Fiscal year ending December 31.

           Copyright(C)2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.
           www.researchdatagroup.com/S&P.htm



             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based on the Corporation's review of Forms 3, 4, and 5 furnished to the Corporation pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, all such forms were filed on a timely basis.


                                  OTHER MATTERS

     The Board knows of no other matters to be brought before the Annual Meeting. However, if any other business properly comes before the meeting, the persons named in the accompanying form of proxy will vote or refrain from voting thereon in accordance with their judgment pursuant to the discretionary authority given them in the proxy.

                  STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

     Stockholder proposals submitted for inclusion in the 2004 proxy materials and consideration at the 2004 Annual Meeting of Stockholders must be received by the Corporation no later than November 26, 2003 and no earlier than October 27, 2003. Any such proposal should comply with the rules promulgated by the Securities and Exchange Commission governing stockholder proposals submitted for inclusion in proxy materials.

     In order to be considered at the 2004 Annual Meeting of Stockholders, written notice of a non-Rule 14a-8 stockholder proposal or director nomination must contain the information required by the Company's bylaws and must be received by the Company no later than November 26, 2003 and no earlier than October 27, 2003.




                                      Jennifer R. Murray
                                      SECRETARY
Portland, Oregon
March 25, 2003

                         2003 ANNUAL MEETING GUIDELINES

      In the interest of an orderly and constructive meeting, the following guidelines will apply for the 2003 Oregon Steel Mills, Inc. Annual Meeting of
Stockholders:

1. To gain entrance at the meeting, you must present the enclosed Admission Ticket or evidence of ownership of Oregon Steel Mills, Inc. stock.

2. Except those employed by the Corporation to provide a record of the proceedings, the use of cameras, sound recording equipment, microphones, megaphones, and other noisemaking devices is prohibited. Briefcases, purses, and parcels may be examined or searched before you are admitted to the meeting. No signs, placards, banners, leaflets, or similar materials may be brought into the meeting.

3. The business of the meeting is set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated March 25, 2003. Whether or not you plan to attend the meeting, please sign, date, and return the proxy form in the envelope provided. If you wish to change your vote or have not voted by proxy, a ballot will be distributed to you at the meeting.

4. Please register your attendance at the meeting on the sign-up sheet at the registration table. If you wish to comment on a proposal which will be voted on at the meeting or ask an appropriate question about the business of the Corporation at the end of the meeting, please register your intention to do so on the sign-up sheet at the registration table.

5. Time has been reserved at the end of the meeting for stockholder questions that relate to the business of the Corporation. After you have registered and at the appropriate time, please go to the microphone, state your name, and confirm that you are a stockholder before asking your question. Please direct all comments or questions to the Chairman. Comments or questions from the floor are limited to two minutes to provide an opportunity for as many stockholders as possible.

6. Personal grievances or claims are not appropriate subjects for the meeting.

7. The Chairman in his sole discretion shall have authority to conduct the meeting and rule on any questions or procedures that may arise. Voting results announced by the Inspector of Election at the meeting are preliminary. Final results will be included in the summary of the results of the meeting included in the Corporation's first Quarterly Report on Form 10-Q.

                            OREGON STEEL MILLS, INC.
                         ANNUAL MEETING - May 1, 2003
                      PROXY SOLICITED BY BOARD OF DIRECTORS

     The undersigned hereby appoints Joe E. Corvin and L. Ray Adams, and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Oregon Steel Mills, Inc. on May 1, 2003 and any adjournment thereof, with all powers that the undersigned would possess if personally present, with respect to the items on the reverse side.

     THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ON THE REVERSE HEREOF. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

     PLEASE MARK, DATE, SIGN, AND RETURN THE PROXY CARD PROMPTLY.
                    (CONTINUED AND TO BE SIGNED ON REVERSE)



                    [TRIANGLE]FOLD AND DETACH HERE[TRIANGLE]



                                ADMISSION TICKET

             ADMISSION TICKET FOR THE 2002 OREGON STEEL MILLS, INC.
                        ANNUAL MEETING OF STOCKHOLDERS,
              THURSDAY, MAY 1, 2003, AT 9:30 A.M. PACIFIC TIME
                AT THE DOUBLE TREE HOTEL, JANTZEN BEACH COMPLEX, 909 N. HAYDEN ISLAND DRIVE, PORTLAND, OREGON 97217.

                                  Please mark         [Square box
                                  your votes           in which an
                                  as indicated         "X" has been
                                  in this example.     marked]

1.  Election of Class C Directors   FOR    WITHHOLD
    01 JAMES DECLUSIN              [  ]      [  ]
    02 CARL W. NEUN
    03 FRANK M. WALKER


2. To approve an amendment to the Corporation's Restated Certificate of Incorporation as amended, to increase the number of authorized shares of Common Stock from 30,000,000 to 45,000,000 shares.

             FOR            AGAINST        ABSTAIN
             [  ]             [  ]           [  ]

    (INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
     WRITE THAT NOMINEE'S NAME ON THE LINE BELOW.)

               ------------------  ------------------  ----------------------


        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSALS 1 AND 2.



                                                     Dated:            , 2003
                                                           -----------

[To the left of "Date"                               -----------------------
 appears a 3/8-inch,                                  Signature of Shareholder
 horizontal black line;
 a perpendicular 3/8-inch                             -----------------------
 black line extends                                   Signature or Signatures
 downward from the right
 corner of the horizontal
 line.)


Please date and sign exactly as name is imprinted hereon, including designation as executor, trustee, etc., if applicable. When shares are held jointly, each joint owner should sign. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


                    [TRIANGLE]FOLD AND DETACH HERE[TRIANGLE]




                                ADMISSION TICKET


ADMISSION TICKET FOR THE 2003 OREGON STEEL MILLS, INC. ANNUAL MEETING OF STOCKHOLDERS, THURSDAY, MAY 1, 2003, AT 9:30 A.M. PACITIC TIME AT THE DOUBLE TREE HOTEL, JANTZEN BEACH COMPLEX, 909 N. HAYDEN ISLAND DRIVE, PORTLAND, OREGON 97217.

                              THIS IS NOT A PROXY

Admits stockholder(s) or duly appointed proxy(ies) of record only.

NON-TRANSFERABLE.

THIS TICKET, OR OTHER EVIDENCE OF STOCK OWNERSHIP, MUST BE PRESENTED TO ENTER THE MEETING.

Admittance will be based upon availability of seating.

THE DISTRIBUTION OF LEAFLETS AND OTHER MATERIAL IS NOT PERMITTED. CAMERAS, TAPE RECORDERS, MICROPHONES, MEGAPHONES, AND OTHER NOISE MAKING DEVICES ARE PROHIBITED IN THE MEETING. THANK YOU FOR YOUR COOPERATION.